Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275723) and on Form S-8 (Nos. 333-189217, 333-192935, 333-202257, 333-209542, 333-215011, 333-221988, 333-231375, 333-231384, 333-255957, 333-264794, 333-273800, and 333-279217) of Enanta Pharmaceuticals, Inc. of our report dated November 27, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 27, 2024